Exhibit 10.22(c)

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES AND ANY SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE OBLIGATIONS EVIDENCED BY THIS NOTE (AS DEFINED BELOW), THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO THE PROVISIONS OF THE SUBORDINATION AGREEMENT DATED AS OF [ ], 2026 (AS AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG [HSBC VENTURES USA, INC.], HOLDER, AND THE OTHER PARTIES THERETO. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS NOTE, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL GOVERN AND CONTROL.

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$[_________]	[_________], 2026

FOR VALUE RECEIVED, Nth Cycle, Inc., a Delaware corporation (the “Company”) hereby promises to pay to the order of [_______________] (the “Payee”), the principal amount of $[__________] on the Maturity Date.

This Note is one of a series of Notes that are being issued pursuant to a Note Purchase Agreement dated as of [ ], 2026, by and among the Company and certain investors named therein, including the Payee (as it may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Purchase Agreement. Each Note ranks equally and ratably with the other Notes without priority over one another. No payment shall be made hereunder unless payment is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid principal and accrued but unpaid interest on such other Notes as the payment made hereon bears to the then unpaid principal and accrued but unpaid interest under this Note.

1.
Interest. The principal balance of this Note outstanding from time to time shall bear simple interest at the applicable interest rate specified in the Purchase Agreement. Such interest shall accrue and shall be due and payable in arrears (together with principal) on the Maturity Date, subject to Section 4 below.
2.
Payments. Payment of principal and interest shall be made in lawful money of the United States of America at the address of the Payee set forth below, or at such other place as the holder hereof shall have designated to the Company in writing.
3.
Events of Default. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Note and all unpaid accrued interest hereunder shall become immediately due and payable without notice or demand.
4.
Conversion.
4.1.
Qualified Financing. Upon the closing of a Qualified Financing, all of the principal and interest on this Note shall automatically convert into shares of the Qualified Financing Securities or Shadow Financing Securities, as applicable, at the applicable per share price set forth in the Purchase Agreement, and the Payee shall execute all necessary documents in connection with such Qualified Financing, all as more fully described in the Purchase Agreement.
4.2.
Company Sale. Upon the closing of a Company Sale, the Payee shall be entitled to receive in respect of this Note certain consideration as more fully described in the Purchase Agreement.
5.
New Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company will issue a new promissory note, of like tenor and amount and dated the original date of this Note, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the holder thereof shall indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Note.
6.
Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.
7.
Miscellaneous.
7.1.
The undersigned and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Payee, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.
7.2.
By accepting this Note, the Payee and each subsequent holder of this Note acknowledges and agrees that all payments under this Note shall be subordinate to any present or future debt obligation of the Company to any bank or other institutional lender and to any present or future indebtedness on account of trade payables evidenced by secured promissory notes, including, but not limited to, debt owed to the Senior Lender as set forth in the Subordination Agreement. Upon request by the Company, the Payee and each subsequent holder of this Note agrees to confirm this subordination relationship to any such bank or institutional lender, including the Senior Lender, in a form reasonably acceptable to such bank or other institutional lender.
7.3.
The provisions of this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.
7.4.
Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Note shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.
7.5.
This Note may be amended or modified, and any provision of this Note may be waived, only with the written consent of the Company and (a) the holder hereof, or (b) holders of the Note Approval Amount (as defined in the Purchase Agreement); provided, that in the case of clause (b), no such amendment, modification or waiver shall be effective without the written consent of the holder hereof to the extent such amendment, modification or waiver adversely affects the rights of the holder of this Note in a manner different from those of the holders of the other Notes (other than differences related to the different principal amounts or issue dates of the Notes). Any amendment effected in accordance with the immediately preceding sentence shall be binding upon the Company, the Payee and each transferee of this Note.
7.6.
In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Subordinated Convertible Promissory Note as an instrument under seal as of the date first above written.

NTH CYCLE, INC.

By:
Name:
Title:

Signature Page to Subordinate Convertible Promissory Note – Nth Cycle, Inc.